EXHIBIT 10.2

NON-SOLICITATION, INVENTION ASSIGNMENT AND NON-DISCLOSURE AGREEMENT

This Non-Solicitation, Invention Assignment and Non-Disclosure Agreement (the “Agreement”) is made between SinoHub, Inc., a Delaware corporation (hereinafter referred to collectively with its direct and indirect subsidiaries as the “Company”), and Tracy A. Edwards (the “Employee”) as of September 11, 2008.

In consideration of the employment of the Employee by SinoHub, Inc., SinoHub, Inc. and the Employee agree as follows:

1.             Proprietary Information.

(a)  The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company.  By way of illustration, but not limitation, Proprietary Information includes inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company.  The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company)  either during or after his/her employment with the Company.

(b)  The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company.  All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of: (i) a request by the Company or (ii) termination of his/her employment.  After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.  The Employee agrees, if requested to do so by the Company, to sign a Termination Certificate in which the Employee confirms that he or she has complied with the requirements of this Section 1(b) and that the Employee is aware that certain restrictions imposed upon the Employee by this Agreement continue after termination of his or her employment.  The Employee understands and agrees, however, that his or her rights and obligations under this Agreement will continue even if he/she does not sign a Termination Certificate.

(c)  The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

(d)   The Company and the Employee understand and agree that the provisions of this Section 1 will not apply to any Proprietary Information which: (i) is or becomes generally known to the public through no action on the part of the Employee; (ii) is generally disclosed to third parties by the Company without restriction on such third parties; (iii) is approved for release by written authorization of the Board of Directors of the Company; or (iv) is required to be disclosed pursuant to subpoena, order of judicial or administrative authority, or in connection with judicial proceedings to which the Company or the Employee is a party, provided that the Employee shall have given the Company written notice of such disclosure at least 14 days prior to such disclosure in order to provide the Company with an opportunity to oppose and/or object to such disclosure.

2.             Developments.

(a)  The Employee will make full and prompt disclosure to the Company of all inventions, trade secrets, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company or using the Company’s data or assets (all of which are collectively referred to in this Agreement as “Developments”).

(b)  All Developments shall be considered works made for hire for the Company.  If any Development is not considered a work made for hire by operation of law, then the Employee, without further consideration, hereby agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all of his/her right, title and interest in and to all Developments and all related patents, patent applications, trademarks, trademark applications, copyrights and copyright applications; provided however, that this Section 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company (as described on Appendix A hereto) or any future business planned by the Company and known to the Employee during his/her employment and which are made and conceived by the Employee not: (i) during his/her working hours; (ii) on the Company’s premises; and (iii) using the Company’s tools, devices, equipment or Proprietary Information.  The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which preclude a requirement in an employment agreement to assign certain classes of inventions made by an employee, this Section 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.  The Employee also hereby waives all claims to moral rights (rights of authorship) in any Developments.

(c)  The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of trademarks, copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments provided that the Company shall pay all actual expenses reasonably incurred by the Employee in connection with such efforts.  Both during and after his/her employment with the Company, the Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.  The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

(d)  In order to avoid disputes over the application of this Section 2 to prior inventions or copyrightable materials, the Employee has listed on Appendix A to this Agreement (under the heading “Prior Inventions or Copyrightable Materials”) descriptions of patentable inventions and copyrightable materials that the Employee has developed and/or reduced to practice prior to his/her employment with the Company and that the Employee believes are, accordingly, excepted from the provisions of this Section 2.  If the Employee has not disclosed anything under the heading “Prior Inventions or Copyrightable Materials” on Appendix A, then the disclosure “None.” shall be deemed to appear under such heading.

3.             Other Agreements and Obligations.

(a)  The Employee hereby represents and warrants to the Company that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party.  The Employee further represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or materials belonging to any previous employer or other party.

(b)  The Employee acknowledges that the Company from time to time may have agreements with others which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work.  The Employee agrees to be bound by all such obligations and restrictions which are made known to him/her and to take all action necessary to discharge the obligations of the Company under such agreements.

4.             United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with other persons or with the Untied States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work.  The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.             Non-Solicitation.

(a)  During the term of the Employee’s employment with the Company and for a period of one (1) year after the termination of such employment, the Employee shall not recruit or otherwise solicit or induce any current employee of the Company or any person who was an employee of the Company at any time within six months prior to the end of the Employee’s employment with the Company, to terminate his/her employment with, or otherwise cease his/her relationships with, the Company or any of its subsidiaries.

(b)  During the term of the Employee’s employment with the Company and for a period of one (1) year after the termination of such employment, the Employee agrees that the Employee shall not utilize any of the Company’s Proprietary Information or any other Company confidential, proprietary and/or trade secret information, directly or indirectly, for the Employee’s own benefit or for the benefit of any business or enterprise, to solicit, pursue, call upon or take away any Customer of the Company with whom the Employee had contact or whom the Employee solicited during the Employee’s employment with the Company.  For the purposes of this Agreement, the term “Customer” means any person or entity that has purchased, or made a proposal to purchase, products or services from the Company at any time during the last two years of the Employee’s employment with the Company.

(c)           The Employee recognizes that the foregoing provisions of this Section 5 are reasonable because of, among other things, the Company’s investment in good will and in its Proprietary Information, including, but not limited to its customer lists and its other confidential, proprietary and/or trade secret information, and the Employee’s access to and knowledge of certain confidential, proprietary and trade secret information and business plans belonging exclusively to the Company.

6.             No Employment Contract.

The Employee understands that this Agreement does not constitute a contract of employment and does not imply that his/her employment will continue for any period of time.

7.             Miscellaneous.

(a)  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  If any one or more provisions of this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

(b)  This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement.  This Agreement may not be modified, changed or terminated, in whole or in part, except by an agreement in writing signed by the Employee and the Company.  The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(c)  This Agreement will be binding upon the Employee’s heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

(d)  No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right.  A waiver or consent given by the Company on any single occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(e)  The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the SinoHub, Inc. and any parent, subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.  The Company shall have the right to assign this Agreement to its successors and assigns and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.   The Employee agrees not to assign any of his/her obligations under this Agreement and agrees that this Agreement will be binding upon his/her heirs, executors and administrators.

(f)  The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose.  The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

(g)  This Agreement is governed by the laws of The State of California, without regard to the choice of law provisions thereof.  Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of The State of California (or, if appropriate, a federal court located within the State of California), and the Company and the Employee each consents to the jurisdiction of such a court.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

IN WITNESS HEREOF, SinoHub, Inc., by its duly authorized representative, and the Employee have executed this Agreement as of the date first set forth above.

SINOHUB, INC.

By:	/s/ Henry T. Cochran

Henry T. Cochran, CEO
(print name and title)

EMPLOYEE:

/s/ Tracy Edwards

Tracy Edwards
(print name)

Appendix A

Present and Planned Business of SinoHub

The Company has three business lines: supply chain management services, VMI (fulfillment, procurement and consignment) and electronic component sales. All of these businesses are fully integrated into SinoHub’s SCM Platform (the “Platform”). At the core of the Platform is SinoHub’s Web based MIS system, SinoHub SCM™, which comprises a key part of the Company’s intellectual property.

In the future SinoHub intends to add a fourth business line, independent electronic component distribution.  The Company is also planning to enter the business of electronic products distribution in the future.

Prior Inventions or Copyrightable Materials